SUBSCRIPTION AGREEMENT

     The undersigned Purchaser has (i) had the opportunity to carefully review the SEC Reports (as defined in the Purchase Agreement attached hereto as Exhibit
A), of Denny's Corporation (the "Com any"), (ii) carefully read the Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits A and B, respectively, (iii) completed this Subscription Agreement in full, I and (iv) wired funds to an account designated by the Company to cover its total purchase price. The undersigned Purchaser, by signing below, hereby agrees, subject to the terms and conditions set forth or incorporated herein, to purchase the number of shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), set forth below, for the aggregate purchase price set forth thereon.

     The undersigned Purchaser hereby provides the following information to the
Company:

                               General Information

     1. Please provide the following information regarding the Purchaser;

       Name and Address Number/Price per Share Total Purchase Price* (if Purchaser is an entity, please provide the name of a contact person)
 -------------------------------- ----------------------- -------------------
 -------------------------------- ----------------------- -------------------




     *Total Purchase Price (as determined in Section l of the Purchase Agreement attached hereto as Exhibit A) is being paid as follows:

                     Amount of Total Purchase Price Paid in
                                      Cash
                   -------------------------------------------
                   ------------------------------------------



     2. If different from the information provided in Item I above, please provide the exact name that the Purchaser's Shares are to be registered in (this is the name that will appear on the stock certificate(s)) and the Purchaser's address. The Purchaser may use a nominee name if appropriate:

 Registered Holder of the Shares: Name and Address (If the
Registered Holder Is as entity, please provide the name of
                     a contact person)

------------------------------------------------------------


     The funds on behalf of which _________________ is making these purchases together with the number of shares being purchased by each such fund, are as set forth on Attachment 2-A. The address for each is in care of (c/o) the Purchaser at the address set forth in Item l.

                  Telephone: (___)
                  Facsimile: (___)   -
                  Email address:

     3. Please describe the relationship between the Purchaser of the Shares and the Registered Holder of the Shares listed in response to Item 2 above, if any:

     Purchaser is buying on behalf of the funds listed on Attachment 2-A as investment advisor for each of the funds.

-------------------------------------------------------------------------------
                               SUBSTITUTE FORM W-9
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.
--------------------------------------------------------------------------------

     Instructions: You must cross out clause (2) above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated.

Social Security Number or
Taxpayer Identification Number of Purchaser:

Duly Authorized Signature:                           Date:    July    , 2004

INFORMATION RELATING TO REGISTRATION STATEMENT FOR RESALE OF THE SHARES

     4. If different from the information provided above, please provide the number of shares of Common Stock beneficially owned (in accordance with SEC Rule 13d-3 under the Exchange Act) by the Purchaser immediately after and giving effect to Closing (as defined in the Purchase Agreement attached hereto as Exhibit A). Explain the nature of such beneficial ownership, including shares of Common Stock not held of record by the Purchaser. Disclose the details of any rights to acquire shares other than rights arising under the terms of the Purchase Agreement and the transactions contemplated thereby.





     5. Describe any position, office or other material relationship within the past three years that the Purchaser or its Affiliates (as such term is defined in the Purchase Agreement attached hereto as Exhibit A) has, or has had, with the Company or its Affiliates. If none, please state "Not Applicable."

                                 Not Applicable



     6. If the Purchaser above is not a natural person, please identify each of the natural person(s) who will exercise sole or shared voting and/or dispositive powers with respect to the Common Stock owned by the Purchaser immediately after Closing. Please also specify in what capacity such person(s) will exercise their voting and/or dispositive powers with respect to such Common Stock.

     Note: If the Purchaser listed above is a natural person (i.e. not a limited liability company, limited partnership, corporation, trust or other legal entity), then you need not provide a response to this Question 6.

   Natural Person(s)                          Relationship to Purchaser
  ---------------------------------   -----------------------------------------
  --------------------------------    -----------------------------------------

  --------------------------------    -----------------------------------------
  --------------------------------    -----------------------------------------

  --------------------------------    -----------------------------------------
  --------------------------------    -----------------------------------------

  --------------------------------    -----------------------------------------
  --------------------------------    -----------------------------------------

  --------------------------------    -----------------------------------------


     7. Is the Purchaser listed above a broker-dealer registered with the Securities and Exchange Commission?

                  ____YES     ___ NO

     8. Is the Purchaser above affiliated with any registered broker-dealer?

                  ___ YES  ____NO

     If the Purchaser is affiliated with a registered broker-dealer, then please identify such, broker-dealer and the relationship that such registered broker-dealer has with the Purchaser (including details of any such affiliation or other relationship).

    Registered Broker-Dealer                 Relationship to Purchaser
  -----------------------------        --------------------------------------
  -----------------------------        -------------------------------------

  -----------------------------        -------------------------------------
  -----------------------------        -------------------------------------

  -----------------------------        -------------------------------------
  -----------------------------        -------------------------------------

  -----------------------------        -------------------------------------
  -----------------------------        -------------------------------------

  -----------------------------        -------------------------------------


     9. The Purchaser hereby represents and warrants to the Company that the Shares are being purchased in the ordinary course of the Purchaser's business and, as of the date hereof, the Purchaser does not have any agreements or understandings, directly or indirectly, with any person to distribute the Shares.

     PLEASE NOTE THAT IT IS THE PURCHASER'S OBLIGATION TO ADVISE THE COMPANY PROMPTLY IF ANY OF THE FOREGOING INFORMATION CHANGES PRIOR TO OR DURING THE EFFECTIVENESS OF ANY REGISTRATION STATEMENT REGISTERING THE SHARES FOR RESALE (EXCEPT DUE TO SALES OF SHARES OF COMMON STOCK PURSUANT THERETO).

     The undersigned, duly authorized and acting on behalf of the Purchaser named below, intending, to be legally bound, hereby confirms the accuracy and completeness of the foregoing and of the Purchaser's representations and warranties set forth in the Exhibits hereto. By signing this Subscription Agreement, the undersigned, and the Company, shall also become parties to the Purchase Agreement attached hereto and incorporated herein as Exhibit A and the Registration Rights Agreement attached hereto and incorporated herein as Exhibit B, and shall be legally bound hereby and thereby. This Subscription Agreement may be executed by facsimile in one or more counterparts.

                                 Name of Purchaser:


Date: July        , 2004         By:
                                 Name:
                                 Title:

     The Company hereby accepts this Subscription Agreement and agrees to sell the Shares to the Purchaser upon the terms and condition set forth herein and in the Exhibits hereto that are incorporated herein.

                                            Denny's Corporation

Date:                                       By:
                                            Name:
                                            Title:

                                    EXHIBIT A


                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement") is dated as of July __, 2004 by and between Denny's Corporation, a Delaware corporation located at 203 East Main Street, Spartanburg, South Carolina 29319 (the "Company"), and the purchaser (the "Purchaser") identified on, and a party to, an executed copy of the Subscription Agreement to which this Agreement is an Exhibit (the "Subscription Agreement").

                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Purchaser desires to buy, and the Company desires to issue and sell to the Purchaser, certain shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The Board of Directors of the Company has authorized the Company to negotiate the sale of and offer a maximum of 48,430,000 shares of Common Stock in a private placement to the Purchaser and other purchasers at a purchase price of $1.90 per share and on the other terms and conditions contained in this Agreement and the agreements between the Company and the other purchasers (the "Private Placement"); provided, that such offering and the subsequent sale of Common Stock shall not require approval of the Company's stockholders and that the Company reserves the right to issue and sell a lesser or greater number of shares.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    SECTION 1

                              Sale of Common Stock

         Subject to the terms and conditions hereof, the Company has offered, and will issue and sell to the Purchaser and other purchasers, and the Purchaser and the other purchasers will, severally and not jointly, buy from the Company a total of up to 48,430,000 shares of the Common Stock, at a purchase price of $1.90 per share, with the Purchaser and each other purchaser, severally and not jointly, purchasing the number of shares of Common Stock for the aggregate purchase price indicated in such purchaser's Subscription Agreement (the "Purchase Price"). The Purchase Price will be paid in cash. The shares of Common Stock to be issued and sold by the Company and purchased by the Purchaser pursuant to this Agreement, as set forth in the Purchaser's Subscription Agreement, are herein referred to as the "Shares." This Agreement and the Purchaser's obligation hereunder are not conditioned on the sale of any minimum number of Shares.

         The Shares will be offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions from registration provided by the Securities Act and/or regulations thereunder, including Section 4(2). The Company has delivered, or made available on its website or otherwise, to the Purchaser copies of the SEC Reports (as such term is defined in Section 3.5 below).

         The Purchaser of Shares (and any subsequent permitted transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the date hereof (as attached to the Subscription Agreement as Exhibit B, the "Registration Rights Agreement"), by and among the Company and the Purchaser. Pursuant to the Registration Rights Agreement, the Company will file with the Securities and Exchange Commission (the "SEC" or the "Commission") no later than 30 days after the closing of the Purchaser's commitments hereunder (the "Closing"), a shelf registration statement, on such SEC form that is available to the Company, pursuant to SEC Rule 415 (the "Registration Statement") under the Securities Act relating to the resale of the Shares by the Purchaser. The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable and within 60 days after the Closing or, in the event of a review of the Registration Statement by the Commission, within 90 days after the Closing and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective from the date such Registration Statement becomes effective until the earlier of (i) the date on which all the Shares have been sold pursuant to the Registration Statement or Rule 144 promulgated under the Securities Act ("Rule 144"), and (ii) such time as the Company reasonably determines, based on an opinion of counsel, that the Purchaser is eligible to sell under Rule 144 all of the Shares then owned by the Purchaser within the volume limitations imposed by paragraph (e) of Rule 144 in the three month period immediately following the termination of the effectiveness of the Registration Statement (the "Effectiveness Period"). Should the Registration Statement not be declared effective within 60 days after the Closing, or in the event of a review by the Commission, within 90 days after the Closing, or should its effectiveness lapse prior to the end of the Effectiveness Period, then the Company shall pay to the Purchaser certain liquidated damages, as set forth in the Registration Rights Agreement.

                                    SECTION 2

                           Funding; Closing; Delivery

         2.1. Funding. The Closing and the Purchaser's delivery of funds (the "Funding") to purchase the Shares for which it has subscribed in the Subscription Agreement shall be held at the Charlotte, North Carolina offices of Alston & Bird LLP, counsel to the Company, or at such other place upon which the Company and the Purchaser shall agree. At Funding, the Purchaser shall pay the Purchase Price for its Shares by wire transfer to an account designated by the Company. The Funding with respect to the Purchaser shall occur simultaneously with or immediately after the execution and delivery of this Agreement by the Purchaser and the Company, or on such later date as the Company and the Purchaser may agree.

         2.2. Closing and Delivery. The Closing with respect to the Purchaser shall occur simultaneously with or immediately after the execution and delivery of this Agreement by the Purchaser and the Company and the Funding, or on such later date as the Company and the Purchaser may agree, subject to satisfaction of the conditions to Closing set forth in Sections 5 and 6 below. At the Closing, or as soon as practicable thereafter, the Company will deliver to the Purchaser a certificate, registered in the name of the Purchaser as shown in the appropriate Subscription Agreement, for the number of Shares to be purchased by the Purchaser.

                                    SECTION 3

           Representations and Warranties and Covenants of the Company

         The Company represents, warrants and covenants to the Purchaser as follows:

         3.1. Organization and Standing. The Company and each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets.

         3.2. Corporate Power. The Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement, the Subscription Agreement or the Registration Rights Agreement (collectively, the "Agreements"), and at Funding to sell, and at Closing to issue, the Shares as set forth in the Agreements, and to carry out and perform its obligations under the Agreements.

         3.3. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, $0.10 par value per share (the "Preferred Stock"). As of June 30, 2004, there were 41,312,734 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. No other shares of capital stock are issued and outstanding. As of June 30, 2004, there were options and warrants outstanding issued by the Company to purchase an aggregate of 6,724,516 and 3,236,104 shares of Common Stock, respectively. Except as set forth above and in connection with the several subscription agreements being entered into with the Company on the date hereof, there are no options, warrants or other rights (including conversion, pre-emptive or other rights) or agreements outstanding to purchase any of the Company's authorized and unissued capital stock.

         3.4. Authorization; Valid Issuance. (a) All corporate action on the part of the Company, its officers, directors and stockholders, if any, necessary for the authorization, execution, delivery and performance of the Agreements by the Company, and for the authorization, sale, issuance and delivery of the Shares has been taken or will be taken prior to the Funding or the Closing, as appropriate. The Agreements have been duly executed and delivered by the Company, and represent legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought (the "Bankruptcy and Equity Exception")).

         (b) The Shares being purchased by the Purchaser hereunder will, upon issuance pursuant to the terms hereof and upon payment therefor, be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock, free of preemptive or similar rights.

         (c) Subject to the accuracy of the representations made by the Purchaser in Section 4 hereof, the Shares will be issued to the Purchaser in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act, and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

         3.5. Reports and Financial Statements. The Company has timely made all filings required to be made by it under the Exchange Act (defined below). The Company has delivered, or made available on its website or otherwise, to the Purchaser prior to the execution of this Agreement a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, the Company's Quarterly Reports on Form 10-Q that have been filed for all quarters ended since December 31, 2003, the Company's Current Reports on Form 8-K that were filed on January 12, 2004, February 20, 2004, April 8, 2004, April 14, 2004, April 21, 2004, April 23, 2004, May 6, 2004 and June 4, 2004, and the
definitive proxy statement for the Company's 2004 annual meeting of stockholders, and through the Closing will deliver upon request any other Current Reports on Form 8-K filed since December 31, 2003 (as such documents have since the time of their filing been amended or supplemented, and together with all reports, documents and information filed on or after the date first written above through the date of Closing with the SEC, including all information incorporated therein by reference, collectively, the "SEC Reports"). The SEC Reports (a) complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) did not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

         3.6. Disclosures. (a) The Company has provided to the Purchaser, if the Purchaser has requested further information concerning the Company and its subsidiaries, such information requested (to the extent that such information does not constitute material, non-public information (other than information relating to the transactions contemplated by the Agreements) and is available or can be acquired and made available to the prospective Purchaser without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law). The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.

         (b) Subject to Section 7.14, as applicable, the Company shall, promptly following the Closing (i) issue a press release announcing the sale of the Shares, (ii) furnish or file such press release and other appropriate information with the SEC on a Form 8-K, and (iii) include in the Form 8-K or its next Form 10-Q or Form 10-K, as applicable, appropriate disclosures relating to the sale of the Shares, including, without limitation, the disclosure required by Item 701 of Regulation S-K.

         3.7. No Conflicts. The execution, delivery and performance of the Agreements, the issuance and delivery of the Shares, when issued, by the Company and the consummation by the Company of the transactions contemplated in the Agreements do not and will not (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of the Company, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to any other person any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument (whether evidencing a Company debt or otherwise) to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except for such defaults that would not, individually or in the aggregate, result in an event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the Company or the Company's subsidiaries' financial position, business or results of operations, taken as a whole, or on the ability of the Company to execute, deliver and perform its obligations under the Agreements, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations), or by which any material assets of the Company or any of its subsidiaries are bound or affected.

         3.8. Consents and Approvals. No notice to, filing with, or consent of any federal, state or other governmental, public or regulatory agencies, authorities (including self-regulatory authorities), courts or bodies having jurisdiction over the Company and its subsidiaries ("Governmental Authorities") or any third party is necessary for the consummation by the Company of the transactions contemplated by the Agreements, other than (i) the filing of the Registration Statement with, and declaration of effectiveness by, the Commission in accordance with the Registration Rights Agreement, (ii) the application(s) or any letter(s) or other notices required for the Shares to be eligible for the trading, listing or quoting of the Shares on Nasdaq or with any other national securities exchange or automated quotation system or market on which the Common Stock is then traded, listed or quoted, (iii) any filings, notices or registrations under applicable state securities laws, (iv) the disclosure requirements of the Exchange Act and the disclosure requirements of Item 701 of SEC Regulation S-K, and (v) the filing of a Form D and a Form 8-K in respect of the sale and issuance of the Shares with the Commission (collectively, the "Required Approvals").

         3.9. Proceedings. Except as disclosed in the Company's SEC Reports, there is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation (each, a "Proceeding") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets before or by any Governmental Authority or any arbitrator, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreements, or
(ii) if adversely decided, could reasonably be expected to have a material adverse effect on, or delay the issuance of, the Shares or the consummation of the transactions contemplated by the Agreement. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same.

         3.10. Absence of Certain Changes. Since the date of the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or latest Current Report on Form 8-K, whichever is more recently filed prior to the date of this Agreement, except as disclosed publicly, the Company and its subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice and there has not been (i) any event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the Company or the Company's subsidiaries' financial position, business or results of operations, taken as a whole, or on the ability of the Company to execute, deliver and perform its obligations under the Agreements, (ii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its subsidiaries, other than (a) Commitments in the ordinary course of business and
(b) this Agreement, (iii) any action taken which, if taken after the date hereof, would constitute a material breach of any provision or covenant herein, or (iv) any material change in the Company's accounting principles, practices or methods other than as required by concurrent changes in GAAP.

         3.11. Use of Proceeds. Proceeds from the sale of the Shares will be used directly or indirectly by the Company (i) to repay a portion of amounts outstanding under the Company's senior secured credit facility, (ii) to tender for or repurchase a portion of the Company's 12.75% Senior Notes due 2007 and/or the 11.25% Senior Notes due 2008, (iii) to pay fees and expenses related to the transactions contemplated by the Agreements or (iv) for general corporate purposes.

         3.12. Rights of Registration, Voting Rights, and Anti-Dilution. Except as contemplated in this Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity and, to the Company's knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company. Except as disclosed on Schedule 3.12, the issuance of the Shares does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

         3.13. Broker's Fees. Except for its arrangement with UBS Securities LLC, the Company has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the Agreements or the transactions contemplated therein and the Company shall indemnify and hold harmless the Purchaser from and against any such claims arising from the Company's actions by parties claiming a relationship to the Company.


                                    SECTION 4

           Representations, Warranties and Covenants of the Purchaser

         The Purchaser hereby represents, warrants and covenants to the Company with respect to the purchase of Shares by the Purchaser as follows:

         4.1. Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         4.2. Qualified Institutional Buyer; Accredited Investor. The Purchaser is a "qualified institutional buyer," as defined in Rule 144A of the Securities Act, and an "accredited investor," as defined in SEC Regulation D promulgated pursuant to the Securities Act (an "Accredited Investor").

         4.3. Purchaser Status. The Purchaser is not acting with any other purchaser involved in the transactions contemplated by these Agreements as a partnership, limited partnership, syndicate, or other group for the purpose of
(i) facilitating the purchase of the Shares described herein, or (ii) acquiring, holding, or disposing of securities of the Company as contemplated in Section 13(d)(3) of the Exchange Act. The purchase is in the ordinary course of Purchaser's business and not with the purpose or intent of changing or influencing control of the Company nor in connection with any transaction involving the Purchaser having such purpose.

         4.4. Rule 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered for resale under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of the SEC's Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the securities, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than one year after a party has purchased and fully paid for the security to be sold, (iv) the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and
(v) the number of securities being sold during any three-month period not exceeding specified limitations.

         4.5. Access to Information. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or any of its advisors or representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations, warranties and covenants contained herein or in the other Agreements. The Purchaser understands that its investment in the Shares involves a high degree of risk.

         4.6. Organization; Authorization. The Purchaser is a corporation, a limited liability company or a partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser shall acquire the Shares in the ordinary course of business, without any agreement, plan or understanding, directly or indirectly, with any person to distribute such Shares. The Purchaser has the requisite power and authority, to enter into and to consummate the transactions contemplated by the Agreements and otherwise to carry out its obligations under the Agreements. The purchase by the Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         4.7. Restrictive Legend. The Purchaser understands that the certificates evidencing the Shares will bear the following legends when issued:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES, OR "BLUE SKY," LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND RESALE AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS."

         In addition, the Purchaser acknowledges that each certificate for Shares shall bear any additional legend required by any other applicable domestic or foreign securities or blue sky laws.

         The Company will direct its transfer agent and registrar to maintain stop transfer instructions on record for the Shares until it has been notified by the Company, upon the advice of counsel, that such instructions may be waived consistent with the Securities Act and applicable domestic and foreign securities laws. Such stop transfer instructions will limit the method of sale or transfer of the Shares, consistent with Rule 144 or other available exemptions from registration under the Securities Act. Any transfers other than pursuant to a registration statement under the Securities Act will require an opinion of counsel reasonably satisfactory to the Company and its counsel prior to such transfers.

         4.8. No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Shares or the contents of any of the SEC Reports.

         4.9. Domicile and Principal Executive Office. The Purchaser is domiciled and has its principal executive office in the jurisdiction set forth immediately below the Purchaser's name on the Subscription Agreement.

         4.10. Investment Intent. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof; provided, however, that by making the representations herein, the Purchaser is not prohibited from selling or otherwise disposing of any of the Purchaser's Shares in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement. The Purchaser understands and agrees that the Shares have not been registered under the Securities Act by reason of the exemption from the registration provisions of the Securities Act contained in the Securities Act and/or regulations thereunder, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations, warranties and covenants as expressed herein, which are being relied upon by the Company.

         4.11. No Manipulation. Neither the Purchaser nor, to the Purchaser's knowledge, any of its directors, officers, managers, subsidiaries, controlling persons or other affiliates has taken, or presently plans to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. Since the time of becoming aware of the transactions contemplated hereby until the Closing, such persons have not engaged in any (i) "short sales" (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, any such transaction that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise disposes of, any of the Shares or (ii) hedging transaction which establishes a net short position with respect to the Shares.

         4.12. Broker's Fees. The Purchaser has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the Agreements or the transactions contemplated therein and the Purchaser shall indemnify and hold harmless the Company from and against any such claims arising from the Purchaser's actions by parties claiming a relationship to the Purchaser.

                                    SECTION 5

                 Conditions to Purchaser's Obligations to Close

         The obligation of the Purchaser to close the transactions contemplated hereby is subject to the fulfillment, as of the date of Closing, of the following conditions, any of which may be waived by the Purchaser:

         5.1. Representations and Warranties Correct. The representations and warranties by the Company contained herein qualified as to materiality shall be true and correct (in light of such qualification(s)) and those not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.

         5.2. Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreements to be performed, satisfied or complied with by the Company at or before the Closing.

         5.3. No Injunction. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any Governmental Authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated by the Agreements.

         5.4. No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been restricted or suspended by the Commission or any other market or exchange where such Common Stock is traded (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

         5.5. Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company executed by either the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing, certifying to the fulfillment of the conditions specified in Section 5 of this Agreement.

         5.6. Secretary's Certificate. The Company shall have delivered to the Purchaser a certificate of the Company executed by an officer of the Company, dated as of the Closing, certifying (i) resolutions adopted by the Board of Directors of the Company authorizing the execution of the Agreements, the issuance of the Shares, the filing of the Registration Statement, and the transactions contemplated hereby; (ii) the Restated Certificate of Incorporation and Bylaws of the Company, each as amended, and copies of the third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by the Agreements; and (iii) such other documents relating to the transactions contemplated by the Agreements as the Purchaser may reasonably request.

         5.7. Other Documents. The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by the Agreements as the Purchaser or its counsel may reasonably request.

         5.8. Registration Rights Agreement. The Company and the Purchaser shall have executed, entered into and delivered the Registration Rights Agreement to the Purchaser by their execution of the Subscription Agreement.

         5.9. Legal Opinion. The Purchaser shall have received an opinion of the Company's Assistant General Counsel stating (i) the Company is duly organized and validly existing in the State of Delaware, (ii) upon issuance in accordance with the terms hereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable and (iii) the Agreements have been duly authorized, executed and delivered by the Company.


                                    SECTION 6

                Conditions to the Company's Obligations to Close

         The Company's obligation to close the transactions contemplated hereby is subject to the fulfillment as of the date of Closing, of the following conditions, any of which may be waived by the Company:

         6.1. Representations and Warranties Correct. The representations and warranties made by the Purchaser herein shall be true and correct in all material respects on the dates made and on the date of Closing.

         6.2. Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreements to be performed, satisfied or complied with by the Purchaser at or before the Closing.

         6.3. No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any Governmental Authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Agreements.

         6.4. Receipt of Funds. The Company shall have received the Purchase Price from the Purchaser.

                                    SECTION 7
                                  Miscellaneous

         7.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to the conflict of law rules thereof to the extent that the application of the law of another jurisdiction would be required thereby. The parties hereto hereby agree that all actions and proceedings arising in connection with this Agreement or any agreement, document or instrument executed in connection herewith shall be tried and litigated in the state and Federal courts located in New York, New York (other than appeals from those courts that may have to be heard outside of New York, New York). The parties hereby consent to service of process by certified or registered mail at their respective addresses as set forth below. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any suit, action or other proceeding arising out of or based on this Agreement and brought in any such court, any claim that such party is not subject personally to the jurisdiction of the above named courts, that such party's property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court; and waives any offsets or counterclaims (other than compulsory counterclaims) in any such action, suit or proceeding.

         7.2. Survival. The representations and warranties made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

         7.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided that the rights of the Purchaser to purchase the Shares shall not be assignable without the consent of the Company other than to affiliates (as such term is defined in Rule 501(b) of the Securities Act) ("Affiliates") of the Purchaser.

         7.4. Amendment and Waiver. This Agreement may not be amended or waived except in writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         7.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States mail, postage prepaid, by reliable overnight delivery service such as UPS or FedEx, or by facsimile transmission, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at the Purchaser's address set forth on the Subscription Agreement, or at such other address as the Purchaser shall have furnished to the Company in writing in the manner set forth herein, with a copy to the Purchaser's Counsel if such address is provided, (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, with a copy to the Purchaser's Counsel if such address is provided, or (c) if to the Company, at the Company's address listed below, in each case with a copy to the Company's Counsel at the address also listed below. In the event that any notice or other communication is sent by facsimile transmission to the Company, such transmission shall be followed immediately by overnight delivery to the Company of such notice or other communication.

                           Company:

                           Denny's Corporation
                           203 East Main Street
                           Spartanburg, South Carolina 29319-9966
                           Attention:  Rhonda J. Parish
                           Facsimile:  (864) 597-8327

                           with a copy to:

                           Company Counsel:

                           Alston & Bird LLP
                           101 South Tryon Street, Suite 4000
                           Charlotte, North Carolina 28280-4000
                           Attention:  Gary C. Ivey
                           Facsimile:  (704) 444-1111

                           Purchaser's Counsel:



         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, or if by facsimile transmission, as indicated by the facsimile imprint date.

         7.6. Delays or Omissions; Rights Cumulative. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Purchaser upon any breach or default of the Company under the Agreements shall impair any such right, power or remedy of the Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an



                                      A11
acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Purchaser of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

         7.7. Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

         7.8. Subscription Agreement; Counterparts. Persons may become parties to this Agreement by executing the Subscription Agreement, which may be executed in two or more identical counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Any signature that is delivered by facsimile transmission shall be valid and binding, with the same force and effect as if an original, manually signed counterpart.

         7.9. Severability. In the event that any provision of this Agreement is unenforceable, the remaining provisions shall continue in full force and effect.

         7.10. Section Headings, etc. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement. As used herein, any gender shall include all other genders, and the singular shall include the plural and vice versa. The terms "include," "including" and similar terms shall mean include without limitation, whether by enumeration or otherwise.

         7.11. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and no other person is intended to or shall have any rights hereunder whether as a third party beneficiary or otherwise.

         7.12. Independent Nature of Purchaser's Obligations and Rights. The obligations of the Purchaser hereunder are several and not joint with the obligations of any other purchasers, and no Purchaser shall be responsible in any way for the performance of the obligations of any other purchaser. The obligations of the Purchaser are not conditioned upon the action of any other purchaser. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser and the other purchasers as a partnership, an association, a joint venture or any other kind of person, or create a presumption that the Purchaser and the other purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. The Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of the Agreements, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose.

         7.13. Further Assurances; Cooperation. Each party shall do and perform, and shall cooperate with and assist each other to do or perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of the Agreements and the consummation of the transactions contemplated thereby in a timely manner, and further agrees not to take any actions, or to permit, authorize or direct any of its affiliates to take any actions, that would have the effect of delaying, threatening the success of, or preventing in any way the transactions contemplated by each of the Agreements.

         7.14. Public Statements or Releases. Neither the Company nor the Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other party, which shall not be unreasonably withheld or delayed. Any such public announcement shall not include the name of the Purchaser without the express approval of the Purchaser. Notwithstanding the foregoing, nothing in this Section 7.14 shall prevent any party from making any public announcement it considers necessary in order to satisfy its legal obligations (under the federal securities laws or otherwise) or applicable rules of any national securities exchange or other securities market; provided such party, to the extent practicable, provides the other party or its representatives with an opportunity to review and comment on any proposed public announcement before it is made.

         7.15. Entire Agreement; Amendment. This Agreement, the Registration Rights Agreement and the Subscription Agreement constitute the entire understanding and agreement between the Purchaser and the Company with regard to the subject matter contained herein and therein. The Agreements supersede all prior agreements and understandings between the parties in respect of the subject matter contained herein or therein. Except as expressly provided herein, this Agreement, any of the other Agreements or any term hereof may be amended, modified, waived or discharged only by a written instrument signed by the party waiving any term, condition, or right or remedy that benefits it hereunder.


               [The remainder of this page has been intentionally
                                  left blank.]

<

                                  SCHEDULE 3.12


The exercise price of the Company's Common Stock Warrants expiring January 7, 2005 (the "Warrants"), issued pursuant to the Warrant Agreement dated as of January 7, 1998 between Advantica Restaurant Group, Inc. and Continental Stock Transfer and Trust Company as Warrant Agent, may be reduced and the number of shares underlying the Warrants may be increased in accordance with a formula set forth in the Warrant Agreement as a result of the Private Placement.

                                   EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July __, 2004 by and among Denny's Corporation, a Delaware corporation (the "Company"), and the person (the "Purchaser") identified on, and a party to, an executed copy of the Subscription Agreement to which this Agreement is an Exhibit (the "Subscription Agreement").

         This Agreement is made pursuant to the Subscription Agreement and the Purchase Agreement that is included as Exhibit A to the Subscription Agreement (the "Purchase Agreement"), by and between the Company and the Purchaser, pursuant to which the Company is issuing and selling up to the number of shares of its common stock, $0.01 par value per share (the "Common Stock"), indicated in the Subscription Agreement. The shares of Common Stock to be issued and sold by the Company and purchased by the Purchaser pursuant to the Purchase Agreement are herein referred to as the "Shares." The Shares are being offered and sold to the Purchaser without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by the Securities Act and/or regulations thereunder. In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Purchaser (and its direct and indirect permitted transferees, if any) the registration rights set forth in this Agreement with respect to the resale of the Shares. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning provided in the Purchase Agreement.

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    SECTION 1

                               Registration Rights

         1.1. Filing of Resale Registration Statement. As soon as practical and, within 30 days after the Closing under the Purchase Agreement, the Company shall file with the Securities and Exchange Commission (the "SEC" or the "Commission") a registration statement, on such SEC form that is available to the Company, pursuant to Rule 415 under the Securities Act (together with any exhibits, amendments or supplements thereto, and any documents incorporated by reference therein, the "Registration Statement"), with respect to the resale of the Shares, and any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. The securities described in the preceding sentence are collectively referred to herein as the "Registrable Securities"; provided, that the term "Registrable Securities" shall not include securities transferred to a person other than a permitted transferee.

         1.2. Effectiveness of Registration Statement. The Company shall, subject to Section 6 hereof, use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as reasonably practicable and within 60 days after the Closing or, in the event of a review of the Registration Statement by the Commission, within 90 days after the Closing, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective from the date such Registration Statement becomes effective until the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 promulgated under the Securities Act ("Rule 144"), and (ii) such time as the Company reasonably determines, based on an opinion of counsel, that the Purchaser is eligible to sell under Rule 144 all of the Registrable Securities then owned by the Purchaser within the volume limitations imposed by paragraph
(e) of Rule 144 in the three month period immediately following the termination of the effectiveness of the Registration Statement (the "Effectiveness Period").

1.3.       Liquidated Damages.

                  (a) If the Registration Statement is not filed within the period provided under Section 1.1 of this Agreement, the Company shall pay to the Purchaser liquidated damages (in addition to the remedy available to the Purchaser under Sections 1.3(b) or (c) of this Agreement) for the period from and including the first business day following 30 days after the Closing until the date on which such Registration Statement is filed, at a rate per week equal to twenty-five basis points of the total purchase price of the Shares purchased by the Purchaser pursuant to this Agreement. Such liquidated damages shall be payable monthly in cash.

                  (b) If the Registration Statement is not declared effective within the period provided under Section 1.2 of this Agreement, the Company shall pay to the Purchaser liquidated damages (in addition to the remedy available to the Purchaser under Sections 1.3(a) or (c) of this Agreement) for the period from and including the first business day following 60 days after the Closing or, in the event of a review of the Registration Statement by the Commission, the first business day following 90 days after the Closing until, but excluding the date on which such Registration Statement is declared effective, at a rate per week equal to twenty-five basis points of the total purchase price of the Shares purchased by the Purchaser pursuant to this Agreement. Such liquidated damages shall be payable monthly in cash.

                  (c) If the effectiveness of the Registration Statement lapses or sales of the Shares can not be made pursuant to the Registration Statement, by reason of a stop order from the Commission or any other reason outside of the control of the Purchaser (in either case, a "Lapse") at any point during the Effectiveness Period, without such Lapse being cured within ten (10) business days (the "Cure Period") by a post-effective amendment to the Registration Statement, a supplement to the prospectus included in the Registration Statement or a report filed with the Commission pursuant to
  Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other action that cures such Lapse, then the Company shall pay to the Holder, as defined below, at the time such Cure Period has expired, liquidated damages (in addition to the remedy available to the Purchaser under Sections 1.3(a) or (b) of this Agreement), for the period from and including the first business day following such Lapse until, but excluding, the earlier of (1) the date on which such failure is cured and (2) the date on which the Effectiveness Period expires, at a rate per week equal to twenty-five basis points of the total purchase price of the Shares purchased and still held by the Purchaser pursuant to this Agreement. Such liquidated damages shall be payable monthly in cash.

         1.4. Supplements; Amendments. Subject to Section 6 hereof, the Company shall supplement or amend the Registration Statement, (i) as required by the SEC form that the Company uses to register the Registrable Securities, including, without limitation, the instructions applicable to such SEC form, or by the Securities Act, the Exchange Act, or the rules and regulations promulgated under the Securities Act or the Exchange Act, respectively, and (ii) to include in the Registration Statement any additional securities that become Registrable Securities by operation of the definition thereof unless such securities are otherwise registered under the Securities Act. The Company shall furnish to the Purchaser, or its permitted transferees, as appropriate (collectively, the "Holders") of the Registrable Securities to which the Registration Statement relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five (5) business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon with respect to the information contained therein regarding the Holders. The Holders agree that they will within five (5) business days prior to the filing of the Registration Statement supply information regarding themselves and their plan of resale to the Company and hereby waive any notice of the initial filing of the Registration Statement, and that such Holders and their successors and assigns will promptly notify the Company of any changes in such information, other than sales or transfers of Common Stock.

         1.5. Blockout Period. From the date hereof until the 30th trading day following the Effective Date (the "Blockout Period"), the Company will not file with the SEC any registration statement with respect to the sale or resale of any of its or any of its subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for such equity securities. The Blockout Period shall be extended for the number of trading days during such period in which (a) trading in the Common Stock is suspended by the Commission or any other market or exchange where such Common Stock is traded, (b) the Registration Statement is not effective, or (c) the prospectus included in the Registration Statement may not be used by the Holders for the resale of Registrable Securities thereunder.

                                    SECTION 2

                                    Expenses

         The Company shall pay all expenses, fees and costs incurred in connection with the preparation, filing, distribution and effectiveness of the Registration Statement and any supplements or amendments thereto, whether or not the Registration Statement becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Registration Statement, including, without limitation, all registration and filing fees, printing expenses and the expenses, fees and costs incurred in connection with listing the Registrable Securities on any exchange or qualifying the Registrable Securities for quotation on any quotation system, if any, and disbursements of counsel for the Company, and state securities or "blue sky" fees, and the expense of any special audits incident to or required by, or in connection with the filing and effectiveness of the Registration Statement. Each Holder shall, severally and not jointly, pay any underwriting fees and discounts, selling commissions, brokerage fees and stock transfer taxes applicable to the Registrable Securities sold by such Holder and the fees and expenses of their counsel, if any.

                                    SECTION 3

                             Registration Procedures

         The Company will advise the Holders as to the status of the preparation, filing and effectiveness of the Registration Statement and, at the Company's expense, will do the following:

                  (a) make available to each Holder upon request a copy of the Registration Statement (including all exhibits thereto) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein and including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the information contained therein regarding the Holders for a period of at least five (5) business days from the Holder's receipt of such documents, and the Company shall not file the Registration Statement or such prospectus or any amendment or supplement to the Registration Statement or prospectus if any Holder shall reasonably object within the five (5) business day period after the receipt thereof unless the Company shall have been advised by its counsel that the Registration Statement or such prospectus or amendment or supplement thereto is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Registrable Securities by the Holders or the Company. A Holder shall be deemed to have reasonably objected to such filing only if the Registration Statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission with respect to such Holder or its plan of resale;

                  (b) make available to each Holder upon request one conformed copy of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of the Registration Statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including, without limitation, documents incorporated or deemed to be incorporated by reference, as each of the Holders, from time to time may reasonably request;

                  (c) to the extent practicable, promptly upon the filing of any document that is to be incorporated by reference into the Registration Statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than five (5) business days after such document is filed with the Commission, make available copies of such document to the Holders upon request, and make representatives of the Company available for discussion of such document and other customary due diligence matters; and provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and
         Section 15 of the Exchange Act;

                  (d) make available at reasonable times for inspection by the Holders, and any attorney, accountant, financial adviser or other representative (collectively, "Representatives") retained by the Holders, subject to the recipient's prior written agreement to keep such information confidential and not use or disclose it, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders or their respective Representatives in connection with the preparation, filing and effectiveness of the Registration Statement;

                  (e) use its commercially reasonable efforts (i) to register or qualify all Registrable Securities covered by the Registration Statement under state securities or "blue sky" laws of such States of the United States of America where required and where an exemption is not available and as the Holders of Registrable Securities covered by the Registration Statement shall reasonably request, (ii) to keep such registration or qualification in effect for so long as the Registration Statement is required to be effective hereunder, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the securities to be sold by the Holders in such jurisdictions, consistent with the plan of distribution described in the prospectus included in the Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                  (f) use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be registered or qualified with or approved by all other applicable Governmental Authorities as may be necessary, in the opinion of counsel to the Company and counsel to the Holders of Registrable Securities, to enable the Holders thereof the consummate the disposition of such Registrable Securities;

                  (g) subject to Section 6 hereof, promptly notify each Holder of Registrable Securities covered by the Registration Statement (i) upon discovery that, or upon the occurrence of any event as a result of which, the prospectus forming a part of the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings for that purpose, (iii) of any request by the Commission for (A) amendments to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the Registration Statement, or (B) supplements to the prospectus forming a part of the Registration Statement, or (C) additional information, or
         (iv) of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and file an amendment to the Registration Statement or a supplement to the prospectus as the Company may deem necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and make available to each Holder upon their request a reasonable number of copies of such supplement to, or amendment of, such Registration Statement and prospectus, and, in the event of a stop order, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

                  (h) if reasonably requested by any Holder or if required by law or the SEC or other applicable rule or regulation, promptly incorporate in the Registration Statement such appropriate information as the Holder may reasonably request to have included therein by filing a Form 8-K, or filing a supplement to the prospectus, to reflect any change in the information regarding the Holder, and make all required filings with the Commission in respect of any offer or sale of Registrable Securities or any amendment or supplement to the Registration Statement or related prospectus;

                  (i) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations; and

                  (j) use its commercially reasonable efforts to cause all Registrable Securities included in the Registration Statement to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

                                    SECTION 4

                                 Indemnification

         4.1. Indemnification by the Company. The Company will indemnify:

               (a) each of the Holders, as applicable,

               (b) each of the Holder's officers, directors, members and partners, and

               (c) each individual, partnership, joint stock company, corporation, trust, unincorporated organization, government agency or political subdivision (each of the foregoing, a "Person") controlling each of the Holders within the meaning of SEC Rule 405 under the Securities Act, Section 15 of the Securities Act or Section 20 of the Exchange Act,

with respect to the Registration Statement, against all expenses, claims, losses, damages and liabilities (or actions, investigations or proceedings in respect thereof) (collectively, a "Claim") arising out of or based on any actual or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements included therein not misleading, contained in the Registration Statement, any prospectus or other offering document, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each Person controlling each of the Holders, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Claim; provided, however, that the Company will not be liable in any such case to a Holder to the extent that any such Claim arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Holder or its Representatives and stated to be specifically for use therein, or (ii) any untrue statement or omission of a material fact required to make such statement not misleading in any prospectus that is corrected in any subsequent prospectus that was delivered to such Holder a reasonable period in advance of the pertinent sale or sales by such Holder.

         4.2. Indemnification by the Holders. Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such Registration Statement is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, and each Person who "controls" the Company within the meaning of SEC Rule 405 under the Securities Act, Section 15 of the Securities Act or Section 20 of the Exchange Act, and each other Holder, against all Claims arising out of or based on (i) any actual or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statement included or incorporated therein not misleading, contained in the Registration Statement, prospectus, or other offering document based solely upon written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein, or (ii) any untrue statement or omission of a material fact required to make such statement not misleading in any prospectus that is corrected in any subsequent prospectus that was delivered to such Holder before the pertinent sale or sales by such Holder, and will reimburse the Company, its directors, officers, partners, members or control Persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such Claim, in the case of subsection (i) above to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering memorandum or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided, however, that, to the extent permitted by law, the several obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement.

         4.3. Procedures. Each party entitled to indemnification under this Agreement (each, an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such Claim; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the investigation or defense of any such Claim shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement or compromise which does not include an unconditional release of the Indemnified Party from all liability in respect to such Claim. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the investigation and defense of such Claim.

         4.4. Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations; provided, however, that the Company will not be liable in any such case to the extent that any such Claim (i) arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or their Representatives and stated to be specifically for use therein, or (ii) is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of any person or entity set forth in Section 4.1(a) through 4.1(c) above. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and provided that, to the extent permitted by law, each Holder shall not be required to contribute, in the aggregate, more than the net proceeds received by such Holder from the sale of its Registrable Securities pursuant to the Registration Statement and further provided that the obligations of the Holders under this Section 4.4 shall be several and not joint.

                                    SECTION 5

                     Provision of Information by the Holders

         Each of the Holders whose Registrable Securities are included in the Registration Statement shall furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required or advisable in connection with any registration, qualification or compliance referred to in this Agreement, and shall promptly notify the Company if such information becomes incorrect or misleading, or requires amendment or updating. Each of the Holders, severally and not jointly, agrees that the plan of distribution included in any prospectus relating to the Registrable Securities shall be substantially as set forth on Schedule B-1 hereto and that such Holder will not resell any Registrable Securities pursuant to the Registration Statement in any manner other than as provided therein or herein. The other information regarding the Holders required for the initial filing of the Registration Statement has been provided by each Holder on the Subscription Agreement. Each Holder, severally and not jointly, represents, warrants and covenants to the Company that the information regarding such Holder that appears in the Subscription Agreement and/or Schedule B-2 is accurate and complete in all material respects consistent with SEC Regulation S-K, Items 507 and 508. The Holder will confirm promptly by delivery of a signed copy of

Schedule B-2, the sale of any Shares pursuant to Rule 144 or the Registration Statement.

                                    SECTION 6

                             Holdback; Postponement

       Notwithstanding the other provisions of this Agreement, if at any time after the 30th consecutive trading day the Registration Statement has been maintained effective (a) there is material non-public information regarding the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (b) there is a extraordinary business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar extraordinary transaction not in the ordinary course of business) which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose, then the Company may, without incurring liability under Section 1.3 of this Agreement, postpone or suspend filing or effectiveness of a registration statement for a period not to exceed thirty (30) days, provided that the Company may not postpone or suspend filing or effectiveness of a registration statement for more than sixty (60) days in the aggregate during any 365-day period and there shall be an aggregate of not more than two (2) suspensions during any 365-day period; provided, however that no postponement or suspension shall be permitted for consecutive thirty (30) day periods arising out of the same set of facts, circumstances or transactions.

                                    SECTION 7

                            Rule 144 Reporting, Etc.

         7.1. SEC Reporting Compliance.

                  (a) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, through the second anniversary of this Agreement, the Company will:

                           (i) make and keep "current public information"
                  regarding the Company available, as defined in SEC Rule 144(c) under the Securities Act, and cooperate with the Holders and take such further reasonable action as the Holders may reasonably request in writing (including, without limitation, making such reasonable representations as the Holders may reasonably request) consistent with the requirements of SEC Rule 144;

                           (ii) use its commercially reasonable efforts to file
                  with the Commission in a timely manner all SEC Reports and other filings and documents required of the Company under the Securities Act and the Exchange Act; and

                           (iii) so long as a Holder owns any Registrable
                  Securities, furnish the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements under the Securities Act and the Exchange Act, including compliance with SEC Rule 144(c), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of, or reasonably obtainable by, the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         Notwithstanding the foregoing, nothing in this Section 7.1(a) shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

                  (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to the SEC form that the Company uses to register the Registrable Securities in order to allow the Company to be eligible to file registration statements on such SEC form.

                                    SECTION 8

                                  Miscellaneous

         8.1. Assignment. The registration rights set forth herein may be assigned, in whole or in part, to any transferee of Registrable Securities permitted in accordance with the Purchase Agreement, which transferee, upon registration on the Company's or its transfer agent's books and records as a holder of record of Registrable Securities, shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of the Purchaser shall be a Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement and the Purchase Agreement.

         8.2. Section Headings. The titles and headings used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement. As used herein, any gender shall include all other genders, the singular shall include the plural and vice versa and any reference to a stature or law shall include all rules and regulations promulgated thereunder. The terms "include," "including" and similar terms shall mean include without limitation, whether by enumeration or otherwise.

         8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof to the extent that the application of the law of another jurisdiction would be required thereby. The parties hereto hereby agree that all actions and proceedings arising in connection with this Agreement or any agreement, document or instrument executed in connection herewith shall be tried and litigated in the state and Federal courts located in New York, New York (other than appeals from those courts that may have to be heard outside of New York, New York). The parties hereby consent to service of process by certified or registered mail at their respective addresses as set forth below. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any suit, action or other proceeding arising out of or based on this Agreement and brought in any such court, any claim that such party is not subject personally to the jurisdiction of the above named courts, that such party's property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court; and waives any offsets or counterclaims (other than compulsory counterclaims) in any such action, suit or proceeding.

         8.4. Notices.

                  (a) All communications under this Agreement shall be in writing and shall be delivered by facsimile, by hand, by reliable overnight delivery service such as UPS or FedEx or by registered or certified mail, postage prepaid:

                           (i) if to the Company, to the address listed in the
                  Purchase Agreement, or at such other address as it may have furnished in writing to the Holders;

                           (ii) if to the Holders, at the addresses listed on
                  Subscription Agreement, or at such other addresses as may have been furnished the Company in writing.

                  (b) Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if sent by reliable overnight delivery service such as UPS or FedEx, on the first business day following the date of delivery to such service for overnight delivery, (iii) if delivered by facsimile, on the date of such facsimile, or (iv) if mailed by registered or certified mail, on the third business day after the date of such mailing. In the event that any notice is sent by facsimile transmission to the Company, such transmission shall be followed immediately by overnight delivery to the Company of such notice.

         8.5. Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. No other person is intended to or shall have any rights or remedies hereunder, whether as a third party beneficiary or otherwise.

         8.6. Counterparts. Persons may become parties to this Agreement by entering into the Subscription Agreement, which may be executed in one or more identical counterparts, each of which shall be deemed an original and all of which shall be one and the same agreement. Any signature that is delivered by facsimile signature page shall be valid and binding, with the same force and effect as if an original, manually signed counterpart.

         8.7. Severability. In the event that any provision contained herein is unenforceable, the remaining provisions shall continue in full force and effect.

         8.8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any provision hereof, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this Agreement, or any waiver by a Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in the writing, and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

         8.9. Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.10. Entire Agreement; Amendment. This Agreement, the Purchase Agreement and the Subscription Agreement constitute the entire understanding and agreement between the Purchaser and the Company with regard to the subject matter hereof contained herein and therein. The Agreements supersede all prior agreements and understandings between the parties in respect of the subject matter contained herein or therein. Except as expressly provided herein, this Agreement, any of the other Agreements or any term hereof may be amended, modified, waived or discharged only by a written instrument signed by the party waiving any term, condition, or right or remedy that benefits it hereunder.

                          [The remainder of this page has been intentionally
                                  left blank.]

                                                                    SCHEDULE B-1

                              Plan of Distribution

         Each of the Selling Stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares and have not advised us of any specific plan for distribution of the shares offered by this prospectus. The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, subject to applicable law. These sales may be public or private at prices prevailing in such market, fixed prices or prices negotiated at the time of sale. The shares may be sold by the Selling Stockholders directly to one or more purchasers, through agents designated from time to time or to or through broker-dealers designated from time to time. In the event the shares are publicly offered through broker-dealers or agents, the Selling Stockholders may enter into agreements with respect thereto. The Selling Stockholders may, subject to applicable law, also use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o sales by broker-dealers of a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; or

o    any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

         The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3), or other applicable provision of the Securities Act of 1933, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, donee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders and the broker-dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any discounts and any commissions received by such broker-dealers or agents and any profit on the sale of the shares purchased by them and any discounts or commissions might be deemed to be underwriting discounts or commissions under the Securities Act. Any such Selling Stockholders, broker-dealers and agents may engage in transactions with, and perform services for, the Company. At the time a particular offer of shares is made by the Selling Stockholders, to the extent required, a prospectus will be distributed which will set forth the aggregate number of shares being offered, and the terms of the offering, including the public offering price thereof, the name or names of any broker-dealers or agents, any discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the Selling Stockholders. Each Selling Stockholder has purchased the shares of our common stock in the ordinary course of business.

         In order to comply with the securities laws of certain states, sales of shares offered hereby to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of shares offered hereby must also be made by the Selling Stockholders in compliance with other applicable state securities laws and regulations. The Company is required to pay all fees and expenses incident to the registration of the shares; provided, that the Selling Stockholders are required, severally and not jointly, to pay any legal or other fees incurred by such Selling Stockholders and all underwriting fees and discounts, selling commissions, brokerage fees and stock transfer taxes applicable to shares sold by such Selling Stockholders hereby. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, if we are notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

         Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         We may suspend the use of this prospectus for one or more reasonable periods of time if we reasonably determine that sales of shares under this prospectus would require premature disclosure of information we determine not to be in our best interest to disclose and which we are not otherwise required to disclose. If such a suspension occurs, we will file a prospectus supplement or post-effective amendment, if required.

                                                                    SCHEDULE B-2

                    Holder's Certificate of Subsequent Sale1

     The undersigned, an officer of, or other person duly authorized by the Holder named below hereby certifies to the Company, as defined in the Registration Rights Agreement, dated as of __________, 2004 (the "Agreement") that the undersigned is the Holder of the shares evidenced by the attached certificate, and as such, sold or otherwise transferred such shares on ___________________, 200__ in accordance with:

         (i)      Registration Statement number ______________________________, in the manner indicated under "Plan of Distribution" in the current prospectus and has delivered a current prospectus, or

         (ii) Pursuant to the applicable requirements of Rule 144 of the Securities Act of 1933, as amended, in which case, a copy of Form 144 as filed with the Securities and Exchange Commission, together with the representation letter of the undersigned and the broker's representation letter are enclosed.

Print or Type:

 Name of Holder (Individual or Institution):          _________________________

 Name of Individual Representing Holder (if an Institution):

 ------------------------------------

 Title:

Confirmed by the undersigned thereunto duly authorized:



         Holder Name


       By:
          Name:
          Title:








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1All capitalized terms used but not defined herein shall have the meanings provided in the Agreement.